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                                                                   EXHIBIT 10.31



                          IMPLANT SCIENCES CORPORATION

                             STOCK OPTION AGREEMENT

         Agreement made this _____ day of ______, _______, between Implant Sciences Corporation, a Massachusetts corporation ("the Corporation"), and _________ ("the Employee"). Everywhere in this contract the word "Employee" also means any person, consultant, company, corporation, partnership or sole proprietorship performing services for the corporation.

                                   WITNESSETH:

         WHEREAS, the Employee is now employed by the Corporation or by a Parent or a subsidiary corporation of the Corporation, as the term "subsidiary corporation" is defined in Section 425(f) of the Internal Revenue Code of 1954, as amended (A "Subsidiary"); and

         WHEREAS, the Board of Directors of the Corporation ("the Board") has determined that the Employee is a key employee of the Corporation or of a subsidiary; and

         WHEREAS, the Corporation desires that the Employee remain in its employ or in the employ of a parent or subsidiary and desires to afford the Employee the opportunity to either acquire or increase, as the case may be, his proprietary interest in the success of the Corporation:

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements hereinafter set forth, it is hereby agreed as follows:

1. Grant. Subject to the terms and conditions hereinafter set forth, the Corporation hereby grants to the Employee the option to purchase from the Corporation, during the period hereinafter specified, an aggregate of _____ shares of the common stock par value $0.10 per share, of the Corporation ("the Common Stock of the Corporation") , at a price $____ per share (said price being no less than 100% of the fair market value of the common stock of the Corporation on the date hereof, as determined by the Board).

2.       Term.

         (a) This option shall be exercisable only after the Employee has had 12 months of continuous employment with the Corporation or with any parent or subsidiary, from and after the date hereof, and thereafter, during the continuance of the Employee's employment, except as hereinafter provided, shall be exercisable in installments, as follows: to the extend of 33% of the aggregate number of shares set forth in paragraph 1 hereof, during each of the second, third, and fourth years of the term of this option. Such installments shall be cumulative, and during each of such second, third, and fourth years, this option shall be exercisable at any time as to all, or from time to time as to part, of the shares eligible for exercises. At no time shall this option be exercised for less than 10 shares, or for less than the total number of shares eligible for exercise at that time if less than 10 shares.

         (b)      Except as otherwise provided in paragraphs 3 and 4 hereof, this option and all of the rights hereunder shall terminate forthwith in the event of the termination of the employment of the Employee with the Corporation or with a parent or subsidiary for any reason whatever, or 10 years from the date hereof, whichever is shorter.
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3.       Retirement of Disability. In the event the Employee shall retire at the normal retirement age as prescribed from time to time by the Corporation, or at any other date with the consent of the Corporation, he may exercise this option at any time within three months after his retirement, but not after five years from the date hereunder waived, except in a writing signed by the party to be charged (a waiver in one event not constituting a waiver in any others) . Captions herein are for convenience, do not constitute a part hereof and are not admissible to prove the meaning of this Agreement or the intent of the parties.

IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the day and year first above written.

                                                IMPLANT SCIENCES CORPORATION

                                                BY:_________________________
                                                ITS_________________________

                                                EMPLOYEE/CONSULTANT

                                                BY:_________________________



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